CERTIFICATE OF THE ISSUER
                            -------------------------
                              RELIED ON BY COUNSEL
                    IN PREPARATION OF REGISTRATION STATEMENT

                                December 21, 2000

The undersigned acknowledge that Zankowski & Associates, LLC (the "Firm") has been retained by Edumedia Software Solutions Corporation (the "Client") to prepare and file with the Securities and Exchange Commission ("SEC") a Form 10-SB Registration Statement (the "Registration" or "Filing") on behalf of the Client.

The undersigned hereby acknowledges that in order prepare the Registration statement Firm has relied upon the information and documents provided by the Client, and certain material representations made by it.

The undersigned hereby acknowledges that it has reviewed and approved the Registration statement for filing with the SEC, and is of the opinion that the Registration statement accurately reflects all material information regarding the Client.

The Undersigned hereby agrees to indemnify and hold harmless the Firm, its Principals, Attorneys, Associates, agents and/or representatives from and against any sanction, penalty, fine, censure, suspension, administrative action, obligation, loss, claim, liability, cost, suit, damage, action or cause of action arising from (i) inclusion of any untrue statement of a material fact in the Registration, or (ii) any omission to state in the Registration a material fact required to be stated therein or necessary to make the statements therein not misleading.

FOR EDUMEDIA SOFTWARE
SOLUTIONS CORPORATION

By: /s/ John Daglis
-------------------
        John Daglis
        President, CEO

Dated
                                          ATTEST:

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